ORCHID BIOSCIENCES, INC. HAS REQUESTED THAT THE MARKED PORTIONS OF THIS DOCUMENT BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*] CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

Exhibit 10.25

Agreement to Amend Patent Assignment and License Agreement

DATED JULY 7, 2003 (“AMENDMENT DATE”)

BETWEEN:	Diatech Pty Ltd (ACD 069052 197) a corporation whose legal address is c/o School of Life Sciences, Queensland University of Technology, 2 George Street, Brisbane, Queensland 4000 (“DIATECH”), GeneCo Pty Ltd (CAN 010 737 603) a corporation, whose legal address is 4th Floor, O Block Podium, Queensland University of Technology, 2 George Street, Brisbane, Queensland 4000, Australia (“GENECO”) and Queensland University of Technology, a body corporate constituted pursuant to the provisions of the Queensland University of Technology Act 1998 (Qld) whose legal address is 2 George Street, Brisbane, Queensland 4000 Australia (“QUT”)

(together the “ASSIGNORS”)

AND	ORCHID BIOSCIENCES, INC., a Delaware corporation having a principal place of business at 4390 U.S. Route One, Princeton, NJ 08540

(“ORCHID”)

AGREE AS FOLLOWS:

1. BACKGROUND

1.1 ASSIGNORS assigned to AFFYMETRIX, INC. (“ AFFYMETRIX”) certain rights relating to a Patent entitled “Detection of a Nucleic Acid Sequence or a Change Therein” pursuant to a Patent Assignment and License Agreement dated February 28, 2000 and effective as of March 20, 2000 (“Original Agreement”). Those rights are defined as “ASSIGNED PATENT RIGHTS” in the Original Agreement.

1.2 With the consent of ASSIGNORS, ORCHID thereafter acquired from AFFYMETRIX the ASSIGNED PATENT RIGHTS and assumed all of AFFYMETRIX’s rights and obligations under the Original Agreement, under an Assignment Agreement dated as of July 18, 2001 (“Assignment Agreement”). subject to the terms and conditions of the Original Agreement.

1.3 ORCHID and ASSIGNORS have agreed to amend certain payment and other obligations under the Original Agreement and to otherwise amend and restate the Original Agreement in its entirety and to reaffirm their continuing obligations thereunder as set forth herein.

2. AMENDMENT

2.1 ASSIGNORS and Orchid agree effective as of the AMENDMENT DATE, the provisions of the Original Agreement are varied as set out in Schedule 1 to this Agreement. Subject to the amendments specified in Schedule 1 to this Agreement, the parties reaffirm the provisions of the Original Agreement as between them following the execution by ORCHID and AFFYMETRIX of the Assignment Agreement.

3. APPLICABLE LAW

3.1 This Agreement will be construed, interpreted, and applied in accordance with the laws of the State of California in the United States.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate originals by their duly authorized officers or representatives.

By:

DIATECH

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

GENECO

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

QUT

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

ORCHID BIOSCIENCES, INC.

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

SCHEDULE 1

AMENDMENTS TO ORIGINAL AGREEMENT

Patent Assignment and License Agreement

Dated: February 28, 2000

BETWEEN:	Diatech Pty Ltd (ACD 069052 197) a corporation whose legal address is c/o School of Life Sciences, Queensland University of Technology, 2 George Street, Brisbane, Queensland 4000 (“DIATECH”), GeneCo Pty Ltd (CAN 010 737 603) a corporation, whose legal address is 4th Floor, O Block Podium, Queensland University of Technology, 2 George Street, Brisbane, Queensland 4000, Australia (“GENECO”) and Queensland University of Technology, a body corporate constituted pursuant to the provisions of the Queensland University of Technology Act 1998 (Qld) whose legal address is 2 George Street, Brisbane, Queensland 4000 Australia (“QUT”)

(together the “ASSIGNORS”)

AND:	ORCHID BIOSCIENCES, INC., a Delaware corporation having a principal place of business at 4390 U.S. Route One, Princeton, NJ 08540

ORCHID

AGREE AS FOLLOWS:

1. BACKGROUND

1.1 GENECO is the current owner of a Patent entitled “Detection of a Nucleic Acid Sequence or a Change Therein” and ASSIGNED PATENT RIGHTS as defined below.

1.2 GENECO granted to QUT a world-wide exclusive license of certain of the ASSIGNED PATENT RIGHTS (attached as Exhibit A), and QUT granted to DIATECH a world-wide exclusive sublicense of those same rights (attached as Exhibit B).

1.3 ASSIGNORS assigned the ASSIGNED PATIENT RIGHTS to AFFYMETRIX, who wished to acquire the ASSIGNED PATENT RIGHTS for the purpose of undertaking development and to manufacture, use, and distribute certain reagents.

1.4 AFFYMETRIX, with the consent of GENECO, QUT and DIATECH, assigned the ASSIGNED PATENT RIGHTS TO ORCHID.

2. DEFINITIONS

2.1 “AFFYMETRIX” means AFFYMETRIX Inc., a Delaware corporation having a principal place of business at 3380 Central Expressway, Santa Clara, CA 95051.

2.2 “ASSIGNED PATENT RIGHTS” means the patents, patent applications and license agreements (including all rights of any party contained therein) set forth on Exhibit C and assigned to ORCHID pursuant to Section 3 and the Patent Assignment attached as Exhibit D, which GENECO executed on the EFFECTIVE DATE, including without limitation, the underlying inventions to the patents and patent applications, and any and all Letters Patents whether U.S. or foreign that are or may be granted therefrom including without limitation any extensions, continuations, continuations-in-part, divisions, reissues, improvements and renewals thereof, or other equivalents thereof, and trade secrets and know-how related thereto which are in the possession of ASSIGNORS as of the EFFECTIVE DATE, and further, all rights and privileges pertaining to the ASSIGNED PATENT RIGHTS including without limitation the right, if any, to claim the right to priority thereto and to sue or bring other actions for past, present and future infringement thereof.

2.3 “AFFILIATE” means any corporation or other business entity in which ORCHID owns or controls, directly or indirectly, at least ten percent (10%) of the outstanding stock or other voting rights entitled to elect directors or in which ORCHID is owned or controlled directly or indirectly by at least ten percent (10%) of the outstanding stock or other voting rights entitled to elect directors; but in any country where the local law does not permit foreign equity participation of at least ten percent (10%), then an “AFFILIATE” includes any company in which ORCHID owns or controls, or is owned or controlled by, directly or indirectly, the maximum percentage of outstanding stock or voting rights permitted by local law.

2.4 “EFFECTIVE DATE” means March 20, 2000 being the date on which GENECO notified AFFYMETRIX in writing that the R&D syndication established by the TRANSACTION DOCUMENTS had wound-up and that GENECO had fulfilled all of its obligations under and to all parties to the TRANSACTIONS DOCUMENTS.

2.5 “TERRITORY” means Australia.

2.6 “MEMBER(S)” shall mean members of the CRC that have signed an agreement with CRC for such membership.

2.7 “TRANSACTION DOCUMENTS” means the following agreements, complete copies of which were provided to ORCHID for due diligence purposes prior to the execution of this Agreement, which established the R&D syndication knows as the Cystic Fibrosis Joint Venture:

(a) License Agreements dated 30 June 1994 between:

(i) GENECO and Australasian Drug Development Limited (“ADDL”) and

(ii) Auspep Pty Ltd and ADDL.

(b) Procedures Memorandum dated 30 June 1994 between all parties to the Cystic Fibrosis Joint Venture.

(c) License, Research and Commercialisation Agreement dated 30 June 1994 between ADDL, GENECO, Auspep Pty Ltd, and each of Radtel 1 Pty Ltd, Radmed 2 Pty Ltd and Radtel 3 Pty Ltd (together “Investor”).

(d) Deposit Agreement dated 30 June 1994 between Bankers Trust Australia Limited (“Lender”), ADDL and GENECO.

(e) Company Put Option Agreements dated 30 June 1994 between:

(i) GENECO, ADDL, Edingbay Pty Ltd, the Lender and BT Financial Management Pty Ltd (“Manager”);

(ii) GENECO, ADDL, Twentieth Apelda Pty Ltd, the Lender and the Manager; and

(iii) GENECO, ADDL, Edzell Holdings Pty Ltd, the Lender and the Manager.

3. ASSIGNMENT

3.1 Assignment. On the EFFECTIVE DATE the ASSIGNORS hereby jointly and severally assign, transfer and convey to ORCHID all of ASSIGNORS’ right, title, and interest throughout the world in and to said ASSIGNED PATENT RIGHTS.

3.2 Further Assignment. On the EFFECTIVE DATE the ASSIGNORS jointly and severally further assign to and empower ORCHID, its successors, assigns or nominees, all rights to make applications for patents or other forms of protection for ASSIGNED PATENT RIGHTS, as well as to claim and receive the benefit of the right of priority provided by the International Convention for the Protection of Industrial Property, as amended, or by any convention which may henceforth be substituted for it, and the right to invoke and claim such right of priority without further written or oral authorization.

3.3 Authorization of Patent and Trademark Office to Record. ASSIGNORS jointly and severally further agree that the agreement attached as Exhibit D, which GENECO must execute on the EFFECTIVE DATE, shall be deemed a full legal and formal equivalent of any assignment, consent to file or like document which may be required in any country for any purpose regarding the subject matter hereof, as well as constituting proof of the right of ORCHID or its successors, assigns or nominees to apply for patent or other proper protection for said inventions, and to claim the aforesaid benefits of the right of priority provided by the International Convention for the Protection of Industrial Property, as amended, or by any convention which may henceforth be substituted for it.

3.4 Further Assurances. ASSIGNORS jointly and severally agree to take such further actions and to execute such documents as ORCHID may reasonably request to effect or confirm the conveyance to ORCHID of the ASSIGNED PATENT RIGHTS and any improvements thereunder.

4. GRANT OF LICENSES TO THE TECHNOLOGY

4.1 Research License. Subject to the terms and conditions of this Agreement, ORCHID hereby grants to the ASSIGNORS a non-exclusive, non-transferable (except as permitted by this Agreement), fully-paid right to use the ASSIGNED PATENT RIGHTS solely for the purpose of conducting internal non-commercial, non-profit research purposes, solely in the TERRITORY. Such license shall be sublicensable only by DIATECH and only to MEMBERS as approved by ORCHID pursuant to Section 4.3.

4.2 Genotyping Service License. Subject to the terms and conditions of this Agreement, ORCHID hereby grants to DIATECH, with the right to sublicense only to CRC members as approved by ORCHID pursuant to Section 4.3, a non-transferable (except as permitted by this Agreement), non-exclusive, fully-paid right to use the ASSIGNED PATENT RIGHTS to offer genotyping services (but only genotyping services that do not use micro-arrays) only I the TERRITORY and provided that DIATECH and the MEMBERS only offer and perform such services on genetic materials originating or derived solely in the TERRITORY.

4.3 Member Approved Rights. A list of MEMBERS approved by ORCHID to receive a sublicense from DIATECH under Sections 4.1 and 4.2 above is attached as Exhibit E. DIATICH may make additions to this list by written consent which shall not be unreasonably withheld (for the avoidance of doubt, the withholding of consent regarding a competitor of ORCHID shall not be considered unreasonable). Such request shall designate the name of the member, any affiliates of the member who will have LICENSED RIGHTS (defined as any rights licensed to a member under Sections 4.1 or 4.2 of this agreement) under this agreement through their affiliation with the member if such member is approved by ORCHID, the address of such parties, a brief description of the Business of the member, and a general description of the research to be performed. ORCHID shall have 30 days from a request to add to Exhibit E to respond to such request with its consent or denial of such request. If ORCHID fails to respond within 30 days, the member shall be deemed to have been approved and shall be added to the list. Upon the grant of a sublicense under Sections 4.1 and 4.2 to a member, such member shall sign a license agreement with DIATECH that is at least as protective of ORCHID as this agreement. Such license agreement shall also provide that in the event of a material breach of the license agreement that is not corrected within thirty (30) days of written notice to the member by ORCHID. ORCHID or DIATECH shall have the right to immediately terminate the sublicense. Each sublicense granted by DIATECH to a MEMBER pursuant to this Section 4 above shall continue for the term of this Agreement unless ORCHID provides notice to DIATECH of its withdrawal of consent for any sublicense to any specific MEMBER prior to November 1 of any year due to the failure of that specific MEMBER to rectify a material breach. ORCHID shall be provided a copy of each sublicense granted by DIATECH under this Agreement.

4.4 Right of First Refusal. The ASSIGNORS, and their sublicensees, grant to ORCHID the first right to license any patents, patent applications or other related rights arising from their use of the ASSIGNED PATENT RIGHTS pursuant to Section 4.1, 4.2 and 4.3. ORCHID shall be notified of such rights prior to their being offered to any third party.

5. PAYMENTS

5.1 On the AMENDMENT DATE, ORCHID shall pay to QUT and DIATECH a non-refundable payment of US$375,000.00 as follows:

(a) US$187,500.00 to QUT; and

(b) US$187,500 to DIATECH.

5.2 In addition to the payments referred to in Section 5.1, ORCHID shall pay to ASSIGNORS an aggregate non-refundable sum of US$600,000 in four equal annual installments of US$150,000 each within fourteen (14) days of each of the four anniversary dates following the AMENDMENT DATE. ORCHID shall pay each installment to QUT and DIATECH in equal shares (50% each).

5.3 ORCHID will make the payments referred to in Sections 5.1 and 5.2 by cheques, or by other means if mutually agreed by the parties, to the ASSIGNORS forwarded to each party at the address shown in Section 14 (Notices).

5.4 From the EFFECTIVE DATE until 5 years after the expiration of this Agreement, the parties shall keep true and complete records, including all certifications, advice or any correspondence, related to any taxation (or lack thereof) by any government or governmental agency resulting from any payments made by one party to another under this Agreement.

5.5 ORCHID must provide the ASSIGNORS upon request written verification of the amount of any tax paid by it in the US relating to any payments made by ORCHID to the ASSIGNORS under this Agreement, to enable the ASSIGNORS to clam if appropriate, a corresponding tax credit in Australia.

6. LIFE OF THE AGREEMENT

6.1 Unless otherwise terminated by the operation of law or by acts of the parties in accordance with the terms of this Agreement, this Agreement will be in force from the EFFECTIVE DATE and will remain in effect for the life of the last-to-expire patent licensed under this Agreement.

6.2 ASSIGNORS may terminate this Agreement immediately on written notice to ORCHID if ORCHID fails to pay any sum due to any of the ASSIGNORS under this Agreement and the amount remains outstanding for a period of 90 days after the receipt of notice from ASSIGNORS of such failure to pay.

6.3 ORCHID may terminate any licenses granted under this Agreement as to any of the ASSIGNORS if any such party materially breaches a license granted by this agreement and fails to cure such breach within 90 days of notice of such breach by the other party.

6.4 If the ASSIGNORS terminate this Agreement pursuant to Section 6.2, and as at the date of such termination the total payments that have been made by ORCHID to ASSIGNORS pursuant under Section 5.1 and 5.2 are less than US$675,000, then ORCHID must re-assign to each of the ASSIGNORS their ASSIGNED PATENT RIGHTS in their entirely and at no cost to the ASSIGNORS except as agreed by the ASSIGNORS.

6.5 Any termination of this Agreement shall not affect the rights and obligations set forth in the following articles: Section 6.4, Sections 9 – 12, Section 14, Sections 16 – 17, and Section 20.

6.6 Any termination of this Agreement will not relieve ORCHID of its obligation to pay any moneys due to owing at the time of such termination and will not relieve any obligations, of either party to the other party, established prior to termination.

7. USE OF NAMES AND TRADEMARKS

7.1 Nothing contained in this Agreement will be construed as conferring any right to use in advertising, publicity or other promotional activities, any name, trademark, trade name, or other designation of either party hereto by the other (including any contraction, abbreviation, or simulation of any of the foregoing).

8. REPRESENTATION AND WARRANTIES

8.1 Each of the ASSIGNORS jointly and severally warrants to ORCHID that as at the EFFECTIVE DATE is has the lawful right to assign the relevant ASSIGNED PATENT RIGHTS to ORCHID and that nothing in, or related to, the TRANSACTION DOCUMENTS prevents ASSIGNORS from assigning all rights to the ASSIGNED PATENTS as contemplated by this Agreement.

8.2 Each of the ASSIGNORS severally warrants that as at the EFFECTIVE DATE:

(a) no licenses currently exist to the ASSIGNED PATENT RIGHTS; and

(b) any prior licenses to such rights have been terminated or assigned to ORCHID.

8.3 Nothing in this Agreement is or will be construed as:

(a) A warranty or representation by ASSIGNORS as to the validity, enforceability or scope of any ASSIGNED PATENT RIGHTS; or

(b) A warranty or representation that anything made, used, sold, or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents of third parties; or

(c) Conferring by implication, estoppel, or otherwise any rights under any patents of ASSIGNORS other than ASSIGNED PATENT RIGHTS as defined herein, regardless of whether such patents are dominant or subordinate to ASSIGNED PATENT RIGHTS; or

(d) An obligation to furnish any know how, not provided in ASSIGNED PATENT RIGHTS.

9. LIABILITY LIMITATION

9.1 IN NO EVENT WILL ANY PARTY TO THIS AGREEMENT BE LIABLE FOR ANY INCIDENTALY, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOSS OF REVENUE, PROFITS, GOODWILL OR REPUTATION, BARGAIN OR OPPORTUNITIES, RESULTING FROM EXERCISE OF THE ASSIGNMENT OF THE ASSIGNED PATENT RIGHTS OR FROM ORCHID’S SALE OR TRANSFER OF ANY PRODUCT OR SERVICE THAT RESULTS OR IS DEVELOPED FROM, OR INCORPORATES ANY COMPONENT OF THE ASSIGNED PATENT RIGHTS OR THE USE BY ANY THIRD PARTY OF PRODUCTS OR SERVICES.

10. PATENT INFRINGEMENT

10.1 ORCHID is responsible for and will pay all patent prosecution expenses including all filing and associated fees after the EFFECTIVE DATE of this Agreement, and all such expenses incurred before the EFFECTIVE DATE of the Agreement for applications filed in AT, BE, CH, DK, ES, LU, NL and SE. ORCHID will control the prosecution of all applications and post-issuance matters after the EFFECTIVE DATE of this Agreement.

10.2 ASSIGNORS will cooperate, including being joined as a party if reasonably necessary (with all related costs to be paid by ORCHID), with ORCHID in litigation instituted with regard to the ASSIGNED PATENT RIGHTS but at the expense of ORCHID. Such litigation will be controlled by ORCHID. The ASSIGNORS will use their respective best efforts to obtain the cooperation, in such action of any inventors or other persons associated with the ASSIGNED PATENT RIGHTS.

11. INDEMNIFICATION

11.1 ORCHID will, and will cause its affiliates, to indemnify, hold harmless, and defend ASSIGNORS, its officers, employees, and agents; sponsor(s) of the research that led to the ASSIGNED PATENT RIGHTS; and the inventors of any patents and patent applications in ASSIGNORS’ PATENT RIGHTS and their employers against any and all claims, suits, losses, damages, costs, fees, and expenses resulting from or arising out of exercise of the ASSIGNED PATENT RIGHTS or any license, including, but not be limited to, any product liability, provided that (i) ORCHID is promptly notified in writing of such claim or suit, (ii) ORCHID has the sole control of and must conduct the defense and/or settlement thereof, and (iii) ASSIGNORS furnish to ORCHID, on request, information available to ASSIGNORS for such defense. However, ORCHID is in no way authorized to agree to any settlement, compromise or the like which would compromise the ASSIGNED PATENT RIGHTS and/or would require that ASSIGNORS make any payment, or bear other obligations beyond those required by this Agreement.

12. ARBITRATION AND DISPUTES

12.1 Except that either party may seek urgent injunctive or similar relief from a court, any dispute, controversy or claim arising out of or in relation to this Agreement or at law, or the breach, termination or invalidity thereof, that cannot be settled amicably by agreement of the parties hereto, may be finally settled by arbitration in accordance with the World Intellectual Property Organisation Arbitration Rules by one or more arbitrators appointed in accordance with said rules; provided, however, that arbitration proceedings may not be instituted until the party alleging breach of this Agreement by the other party has given the other party not less than 90 days to remedy any alleged breach and the other party has failed to do so. The place of arbitration shall be the State of California in the United States. The parties shall share the cost of the arbitrator equally but each party will bear their own costs of such arbitration including their own attorney’s fees.

13. ASSIGNMENT

13.1 This Agreement is binding upon and shall inure to the benefit of the parties, their successors and assigns. This Agreement may be assigned by each party with written consent of all other parties, which shall not be unreasonably withheld provided at least thirty (30) days notice has been given by the party wishing to assign, except that no such consent from ASSIGNORS shall be necessary for an assignment by ORCHID in the event of a sale or transfer of all or substantially all of its assets whether by sale, merger or otherwise.

14. NOTICES

14.1 All notices under this Agreement will be deemed to have been fully given when done in writing and deposited in the United States mail or Australian mail as the case may be, registered or certified, and addressed as follows:

To ASSIGNORS:
GENECO
C/o Office of Commercial Services
Queensland University of Technology
GPO Box 2434
BRISBANE QLD 4001
Australia
Fax: +617 3864 1512
Attn.: The Company Secretary

AND

Diatech
C/o School of Life Sciences
Queensland University of Technology
2 George Street
BRISBANE QLD 4000
Australia
Fax: +617 3864 1534
Attn: The Company Secretary

AND

QUT
C/o Office of Commercial Services
Queensland University of Technology
GPO Box 2434
BRISBANE QLD 4001
Australia
Fax: +617 3864 1512
Attn.: Manager, Office of Commercial Services

Any party may change its address upon written notice to the other parties.

15. WAIVER

15.1 The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement will not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party.

15.2 None of the terms, covenants, and conditions of this Agreement can be waived except by the written consent of the party waiving compliance.

16. CONFIDENTIALITY

16.1 ORCHID and ASSIGNORS respectively will hold each party’s proprietary business, terms of this Agreement, patent prosecution material, trade secrets and know-how, and technical information and other proprietary information in confidence and against disclosure to third parties with at least the same degree of care as it exercises to protect its own data and license agreements of a similar nature.

16.2 Nothing contained herein will in any way restrict or impair the right of ORCHID or ASSIGNORS to use, disclose, or otherwise deal with any information or data which:

(a) at the time of disclosure to a receiving party is generally available to the public or thereafter becomes generally available to the public by publication or otherwise through no act of the receiving party:

(b) the receiving party can show by written record was in its possession prior to the time of disclosure to it hereunder and was not acquired directly or indirectly from the disclosing party;

(c) is independently made available to the receiving party without restrictions as a matter of right by a third party;

(d) is subject to disclosure under the California Public Records Act, any applicable stock exchange or other requirements of law;

(e) is provided in confidence to a party’s professional advisers for the purposes of seeking professional advice; or

(f) is required to be disclosed to prosecute or defend any claim, action, proceeding or demand.

16.3 It is understood that ASSIGNORS will be free to release to the inventors and senior administrators employed by ASSIGNORS the terms and conditions of this Agreement upon their request. If such release is made, ASSIGNORS will inform such employees of the confidentiality obligations set forth above and will request that they do not disclose such terms and conditions to others.

16.4 ORCHID and ASSIGNORS agree to destroy or return to the disclosing party proprietary information received from the other in its possession within fifteen (15) days following the effective date of termination of this Agreement. However, each party may retain one copy of proprietary information of the other solely for archival purposes in non-working files for the sole purpose of verifying the ownership of the proprietary information, provided such proprietary information, provided such proprietary information will be subject to the confidentiality provision set forth in Section 16.1. ORCHID and ASSIGNORS agree to provide each other, within thirty (30) days following termination of this Agreement, with a written notice that proprietary information has been returned or destroyed.

16.5 The terms of this Section 16 (Confidentiality) will expire in five (5) years from the official date of termination of this Agreement.

17. ATTORNEY’S FEES

17.1 In the event of legal action, other than arbitration conducted in accordance with Section 12, taken by a party against the other arising out of this Agreement, the prevailing party will be entitled to reasonable attorney’s fees in addition to costs and necessary disbursements.

18. FORCE MAJEURE

18.1 The parties to this Agreement shall be excused from any performance required hereunder if such performance is rendered impossible or unfeasible due to any catastrophes or other major events beyond their reasonable control, including, without limitation, war, riot, and insurrection; laws, proclamations, edicts, ordinances, or regulations; strikes, lockouts, or other serious labor disputes; and floods, fires, explosions, or other natural disasters. When such events have abated, the parties’ respective obligations hereunder will resume.

19. SEVERABILITY

19.1 The provisions of this Agreement are severable, and in the event that any provision of this Agreement will be determined to be invalid or unenforceable under any controlling body of law, such invalidity or enforceability will not in any way affect the validity or enforceability of the remaining provisions hereof.

20. APPLICABLE LAW

20.1 THIS AGREEMENT WILL BE CONSTRUED, INTERPRETED, AND APPLIED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, U.S.A. QUESTIONS CONCERNING THE LAW AND EFFECT OF THE ASSIGNORS’ PATENT RIGHTS WILL BE DETERMINED BY THE LAW OF THE COUNTRY IN WHICH THE RELEVANT PATENT WAS GRANTED.

21. SCOPE OF AGREEMENT

21.1 This Agreement incorporates the entire agreement between the parties with respect to the subject matter hereof, and this Agreement may be altered or modified only by written amendment duly executed by the parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate originals by their duly authorized officers or representatives.

By:

DIATECH

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

GENECO

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

QUT

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

ORCHID BIOSCIENCES, INC.

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

Exhibit A

QUT License

Exhibit B

Diatech License

Exhibit C

Assigned Patents Rights

[*]

Country	Patent Application No.	Patent Number	Issue Date
[*]
USA	08/429659	5856092	5 January 1999
[*]

Exhibit D

Patent Assignment Document

ASSIGNMENT

WHEREAS, GeneCo Pty Ltd, 4th Floor, O Block Podium, Queensland University of Technology, 2 George Street, Brisbane, Queensland 4000, Australia, hereinafter referred to as “Assignor”, is the owner of rights in certain new and useful improvements as described and set forth in the applications for United States Letters Patent and corresponding filings worldwide listed in Attachment 1.

WHEREAS, Affymetrix, Inc., a corporation of the state of Delaware, located at 3380 Central Expressway, Santa Clara, CA 95051, hereinafter referred to as “ASSIGNEE”, is desirous of acquiring an interest in the invention and applications and in any Letters Patents and Registrations that my be granted on the same;

For good and valuable consideration, receipt of which is hereby acknowledged by Assignor, Assignor has assigned, and by these presents does assign to Assignee all Assignor’s right, title and interest in and to the invention, including all patent filings listed in Attachment 1, all counterparts deriving priority therefrom (including patent, utility model and industrial designs), and in and to an Letters Patent and Registrations which may hereafter be granted on the same in the United States and all countries throughout the world, and to claim the priority from the applications as provided by the Paris Convention. The right, title and interest is to be held and enjoyed by Assignee and Assignee’s successors and assigns as fully and exclusively as it would have been held and enjoyed by Assignor had this assignment not been made, for the full term of any Letters Patent and Registrations which may be granted thereon, or of any division, renewal, continuation in whole or in part, substitution, conversion, reissue, prolongation or extension thereof.

Assignor further agrees that Assignor will, without charge to Assignee, but at Assignee’s expense, (a) cooperate with Assignee in the prosecution of U.S. Patent applications and foreign counterparts on the invention and any improvements, (b) execute, verify, acknowledge and deliver all such further papers, including patent applications and instruments of transfer and (c) perform such other acts as Assignee lawfully may request to obtain or maintain Letters Patent and Registrations for the invention and improvements in any and all countries, and to vest title thereto in Assignee, or Assignee’s successors and assigns.

IN TESTIMONY WHEREOF, this Assignment is executed

Signed:
Name:
Position: Director
Assignor: GeneCo Pty Ltd.

Signed:
Name:
Position: Director/Secretary

Assignor: GeneCo Pty Ltd.

THE COMMON SEAL of GENECO	)
PTY LTD was affixed to this Agreement	)
in accordance with its Constitution in	)
The presence of:	)

Signed:
Name:
Position: Director/Secretary

Assignee: Affymetrix, Inc.

STATE OF CALIFORNIA	)
) ss.
COUNTY OF	)

On                    , before me,                     , personally appeared            personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument th person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

NOTARY PUBLIC

My Commission Expires:

Attachment 1 to Patent Assignment Document

Assigned Patents Rights

[*]

Country	Patent Application No.	Patent Number	Issue Date
[*]
USA	08/429659	5856092	5 January 1999
[*]

Exhibit E

List of Approved CRC Members

[*]